                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                        Digital Generation Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)    Title of each class of securities to which transaction
               applies: N/A
                        --------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:
               N/A
               -----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
                                                   -----------------------------
         4)    Proposed maximum aggregate value of transaction: N/A
                                                                ----------------
         5)    (5)Total fee paid: N/A
                                  ----------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid: N/A
                                      ------------------------------------------
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                                                             -------------------
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                            ----------------------------------------------------
          4)  Date Filed: N/A
                          ------------------------------------------------------

                        DIGITAL GENERATION SYSTEMS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 1997
                                   8:30 A.M.

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Generation Systems, Inc., a California corporation (the "Company"), will be held at the offices of PDR Productions, Inc., 219 East 44th Street, New York, New York 10017, on Friday, April 11, 1997, at 8:30 a.m., local time, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To consider and vote upon a proposal to amend the Company's 1992 Stock Option Plan (i) to increase by 700,000 the number of shares of the Company's Common Stock reserved for issuance thereunder, and (ii) to limit the number of options that may be granted to participants thereunder in any fiscal year.

     3. To consider and vote upon a proposal to amend the Company's 1995 Director Option Plan to increase by 25,000 the number of shares of the Company's Common Stock reserved for issuance hereunder.

     4. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on February 20, 1997, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                          For the Board of Directors
                                          DIGITAL GENERATION SYSTEMS, INC.

                                          /s/ JOHN B. GOODRICH
                                          John B. Goodrich
                                          Secretary

San Francisco, California
March 18, 1997

IMPORTANT: ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER RETURNED A PROXY CARD.

                        DIGITAL GENERATION SYSTEMS, INC.

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 1997

     The enclosed proxy is solicited on behalf of the Board of Directors of Digital Generation Systems, Inc., a California corporation ("DG Systems" or the "Company"), for use at DG Systems' Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, April 11, 1997, at the offices of PDR Productions, Inc., 219 East 44th Street, New York, New York 10017, at 8:30 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

     DG Systems' principal executive offices are located at 875 Battery Street, San Francisco, California 94111. The telephone number at that address is (415) 276-6600.

     These proxy solicitation materials were mailed on or about March 18, 1997, to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on February 20, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 11,686,175 shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder shall be entitled to cumulate votes. An automated system administered by the Company's transfer agent tabulates the votes. Votes against a particular proposal are counted for purposes of determining the presence or absence of a quorum and are also counted as having been "voted" with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. The required quorum is a majority of the shares issued and outstanding on the Record Date. The Company further believes that neither abstentions nor broker non-votes should be counted as having been voted with respect to the election of directors or the other proposals set forth herein for purposes of determining whether the requisite majority of the shares has been obtained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors and the proposals set forth herein in this manner.

SOLICITATION OF PROXIES

     The cost of this solicitation will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, or facsimile.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 1998 annual meeting of shareholders must be received by the Company no later than November 17, 1997, in order that they may be included in the proxy statement and form of proxy related to that meeting.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors is comprised of five members, all of whom are to be elected at the Annual Meeting. The Board of Directors has nominated the persons named below for election as directors at the Annual Meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. All five nominees currently hold office as directors of the Company. In the event that any of the five nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

     The names of the nominees and certain information about them are set forth below.

                                                                       DIRECTOR
  NAME OF NOMINEE       AGE        POSITION(S) WITH THE COMPANY         SINCE
--------------------    ---     -----------------------------------    --------
Henry W. Donaldson      51      President, Chief Executive Officer       1993
                                and Director
Kevin R. Compton        38      Director                                 1994
Jeffrey M. Drazan       37      Director                                 1992
Richard M. Harris       67      Director                                 1992
Leonard S. Matthews     74      Director                                 1993

     There are no family relationships among directors or executive officers of the Company.

     HENRY W. DONALDSON joined the Company in March 1993, and since such date has served as its President and Chief Executive Officer and as a Director of the Board of Directors. He was formerly President of the Data Communications Division of Rexel, Inc. (formerly Willcox & Gibbs), a distributor of electrical parts and supplies, from September 1989 through January 1993. Mr. Donaldson holds a B.A. in Mathematics from Hamilton College.

     KEVIN R. COMPTON has been a member of the Board of Directors of the Company since March 1994. Mr. Compton has been a general partner of Kleiner, Perkins, Caufield & Byers, a venture capital investment firm, since December 1990. Mr. Compton currently serves as a director of Global Village Communication, Inc., a networking hardware and software company, Citrix Systems, a developer of server software, and on numerous private boards. He holds a B.S. in Business Administration from the University of Missouri.

     JEFFREY M. DRAZAN has been a member of the Board of Directors of the Company since July 1992. Mr. Drazan has been a general partner of Sierra Ventures, a venture capital investment firm, since 1985. Mr. Drazan currently serves on the boards of public companies FaxSav and Retix. Mr. Drazan holds a B.S.E. in Engineering from Princeton and an M.B.A. from New York University.

     RICHARD H. HARRIS has been a member of the Board of Directors of the Company since July 1992. Since July 1992, Mr. Harris has been President and Owner of Harris Classical Broadcasting, operating two FM audio stations in Milwaukee, Wisconsin. From May 1984 to May 1986, Mr. Harris was Chairman of the Radio Advertising Bureau. From June 1964 to April 1991, Mr. Harris held various senior management positions with Westinghouse Broadcasting Company, including Chairman of the Radio Group. Mr. Harris holds a B.A. in Communications and Economics from the University of Denver and is a graduate of the Advanced Management Program at Harvard University.

     LEONARD S. MATTHEWS has been a member of the Board of Directors of the Company since April 1993. From January 1979 to January 1989, Mr. Matthews was President and Chief Executive Officer of the American Association of Advertising Agencies. Previously, Mr. Matthews had been president of two of the world's leading advertising agencies, Leo Burnett and Young & Rubicam. From May 1992 to the present, Mr. Matthews has been Chairman of the Board of Next Century Media, an interactive television company. Mr. Matthews holds a B.S. in Business Administration & Marketing from Northwestern University.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during the fiscal year ended December 31, 1996 ("fiscal 1996"). The Board of Directors of DG Systems has standing audit and compensation committees.

     The members of the Audit Committee are Kevin R. Compton and Leonard S. Matthews. The Audit Committee held four meetings during fiscal 1996. The purposes of the Audit Committee are to review with DG Systems' management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board's attention.

     The members of the Compensation Committee are Jeffrey M. Drazan, Richard H. Harris and Leonard S. Matthews. The Compensation Committee held four meetings during fiscal 1996. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to DG Systems' executive officers, the aggregate compensation of all employees of DG Systems, and the terms of compensation plans of all types.

     The Company currently has no standing nominating committee. Nominations for the election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

     During fiscal 1996, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of its committees on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Jeffrey M. Drazan, Richard H. Harris and Leonard S. Matthews. Neither Mr. Drazan, Mr. Harris nor Mr. Matthews was at any time during the Company's 1996 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Drazan is a general partner of SV Associates, L.P., which is the general partner of Sierra Ventures IV, a California limited partnership, and Sierra Ventures IV International, a California limited partnership, which owned 1,939,792 shares and 77, 672 shares of the Company's Common Stock, respectively, as of the Record Date. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors review and approves the Company's compensation policies. The following is the report of the Committee describing compensation policies applicable to the Company's executive officers' compensation for the fiscal year ended December 31, 1996.

  Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Committee currently uses salary, incentive bonuses and stock options to meet these goals.

  Base Salary

     The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. In establishing base salaries of executive officers, the Committee evaluates each executive's salary history, scope of responsibility at the Company, prior experience, past performance for the Company and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies in the Company's industry, based on each individual Committee member's industry experience. In reviewing and setting base salaries for executive officers, the Committee focused significantly on each executive's historical salary level, which in most instances was based upon the date on which the executive was hired with the Company, the prior performance with the Company and the expected contribution to the Company's future success. In making its salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

  Incentive Bonuses

     Each executive officer's annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Committee's belief that the compensation of each executive officer should be contingent upon the overall performance of the Company. To carry out this philosophy, the Board of Directors reviews and approves the financial goals for the fiscal year. The Committee evaluates the overall performance of the Company and approves performance bonuses based on the extent to which the Board's goals have been achieved.

  Stock Options

     The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company provides long-term incentives to the CEO and the executive officers through its 1992 Stock Option Plan, and its 1996 Supplemental Stock Option Plan (collectively the "Plans"). The purpose of the Plans is to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Committee believes that stock options directly motivate its executive officers to maximize long-term shareholder value. The options also utilized vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals.

  CEO Compensation

     The compensation of Mr. Donaldson, Chief Executive Officer of the Company, consists of base salary, an annual bonus and stock options. For fiscal 1996, the Committee increased Mr. Donaldson's base salary to $193,750 based upon the improvement in the financial performance of the Company in 1995 and the Committee members' knowledge of increased base salary levels for similar positions in the industry. In January 1997, Mr. Donaldson was awarded an incentive bonus of $50,000 based on the financial and operational performance of the Company in 1996. In February 1997, the Committee granted Mr. Donaldson an option to purchase 80,000 shares of the Company's Common Stock.

  Other Compensation Considerations

     The Committee has reviewed Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of the Company's five most highly paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. The Company has requested that shareholders approve an amendment to its 1992 Stock Option Plan qualifying it as a performance-based plan, meaning that compensation realized in connection with exercises of options granted under the Plan would be exempt under the statute. The Committee does not believe that the other components of the Company's compensation will be likely in the aggregate to materially exceed $1 million for any executive officer in 1997 and therefore has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

   Jeffrey M. Drazan, Member      Richard H. Harris, Member     Leonard S. Matthews, Member
    Compensation Committee         Compensation Committee         Compensation Committee

DIRECTOR COMPENSATION

     The Company's non-employee directors receive options under its 1995 Director Option Plan. The Company reimburses each member of the Board of Directors and its committees for documented reasonable expenses incurred by such member in connection with the attendance of such meetings.

     The Company's directors who are also officers of the Company do not receive any additional compensation for their services as members of the Board of Directors.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     None of the officers named in the Summary Compensation Table have employment agreements with the Company, and their employment may be terminated at any time.

     In connection with the acquisition of the Company by merger or asset sale, 50% of the unvested shares of restricted stock held by Mr. Donaldson will be released from the Company's right of repurchase.

     The Company's 1992 Stock Option Plan provides that upon a change in control (as defined below), the unvested options granted to each of the Company's executive officers shall be subject to accelerated vesting to the extent of 50% of such unvested options. For purposes of this provision, a change in control is defined as (i) a merger or acquisition of the Company resulting in a 50% or greater change in the total voting power of the Company immediately following such transaction or (ii) certain changes in the majority composition of the Board of Directors during a 24-month period, which changes are not initiated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned as of the Record Date by persons known by the Company to beneficially own greater than 5% of the Company's outstanding stock, by each director of the Company, by the Chief Executive Officer and the four other most highly paid officers of the Company, and by all directors and executive officers of the Company as a group.

                                                                    NUMBER OF SHARES      PERCENTAGE
   FIVE-PERCENT SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS(1)     BENEFICIALLY OWNED     OWNERSHIP
-----------------------------------------------------------------  ------------------     ----------
FIVE-PERCENT SHAREHOLDERS:
SV Associates IV, L.P. and affiliated entities(2)................       2,017,464            17.26%
  3000 Sand Hill Road
  Building 4, Suite 210
  Menlo Park, California 94025
Coral Partners II, a limited partnership, and affiliated
  individuals(3).................................................       1,358,371            11.62
  60 South Sixth Street, Suite 3510
  Minneapolis, Minnesota 55402
Entities affiliated with Kleiner, Perkins, Caufield & Byers(4)...       1,318,509            11.28
  2750 Sand Hill Road
  Menlo Park, California 94025
Entities affiliated with Glynn Capital Management and Crown
  Advisors, Ltd.(5)..............................................       1,059,666             9.07
  3000 Sand Hill Road
  Building 4, Suite 235
  Menlo Park, California 94025
Entities affiliated with the Mayfield Fund(6)....................       1,005,776             8.61
  2800 Sand Hill Road
  Menlo Park, California 94025
AT&T Venture Company, L.P.(7)....................................         744,342             6.37
  3000 Sand Hill Road
  Building 4, Suite 235
  Menlo Park, California 94025
DIRECTORS AND EXECUTIVE OFFICERS:
Jeffrey M. Drazan(8).............................................       2,042,741            17.44
Kevin R. Compton(9)..............................................       1,323,786            11.32
Henry W. Donaldson(10)...........................................         552,165             4.70
Ken K. Cheng(11).................................................         119,039             1.01
Jon E. Reese(12).................................................          59,114                *
Thomas P. Shanahan(13)...........................................          56,395                *
Richard H. Harris(14)............................................          28,277                *
Leonard S. Matthews(15)..........................................          16,705                *
Gregory G. Schott(16)............................................          10,000                *
All directors and executive officers as a group (9
  persons)(8)-(17)...............................................       4,208,222            35.93

---------------

  *  Less than 1%.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the business address of each beneficial owner listed is 875 Battery Street, San Francisco, California 94111.

 (2) Based on a filing with the Securities and Exchange Commission dated February 14, 1997, indicating beneficial ownership as of December 31, 1996. SV Associates IV, L.P. ("SV Associates") is the general partner of Sierra Ventures IV, a California Limited Partnership, and Sierra Ventures IV International, a Delaware Limited Partnership, which directly own 1,939,792 shares and 77, 672 shares, respectively, of the Company Common Stock, all of which may be deemed to be beneficially owned by SV Associates. Mr. Drazan and two other individuals are the general partners of SV Associates and thus may be deemed to beneficially own such shares; however, such individuals disclaim beneficial ownership of all such shares.

 (3) Based on a filing with the Securities and Exchange Commission dated February 14, 1997 indicating beneficial ownership as of December 31, 1996. Includes 4,370 shares owned by Yuval Almog, 2,870 shares owned by Peter McNerney, 1,666 shares owned by Dain Bosworth, Inc., Custodian for Yuval Almog IRA/SEP, and 666 shares owned by Linda Watchmaker. The general partner of Coral Partners II, a limited partnership, is Coral Management Partners II, Limited Partnership ("Coral Management"), of which Mr. Almog, Mr. McNerney and Ms. Watchmaker are general partners. Each of Mr. Almog, Mr. McNerney, Ms. Watchmaker and Coral Management has shared voting and dispositive power with respect to the 1,259,633 shares of Common Stock directly owned by Coral Partners II, a limited partnership. Mr. Almog, Mr. McNerney, Ms. Watchmaker and Coral Management disclaim beneficial ownership of all shares held by Coral Partners, except to the extent of their pecuniary interest therein arising from general partnership interests therein.

 (4) Based on a filing with the Securities and Exchange Commission dated February 13, 1997 indicating beneficial ownership as of December 31, 1996. All such shares are owned directly by Kleiner Perkins Caufield & Byers VI, L.P. and beneficially owned by its general partner KPCB VI Associates, L.P., A California Limited Partnership ("KPCB VI Associates"), and the seven individual general partners of KPCB VI Associates. Each of KPCB VI Associates and its affiliates named in this footnote have shared voting and dispositive power with respect to all such shares.

 (5) Based on a filing with the Securities and Exchange Commission dated February 5, 1997, indicating beneficial ownership as of December 31, 1996. Includes shares owned directly by the following entities: Crown Associates III, Limited Partnership (207,770 shares); Crown-Glynn Associates, Limited Partnership (100,605 shares); The Crown Trust (256,825 shares); Glynn Emerging Opportunity Fund (77,500 shares); Glynn Investment L.P. (24,000 shares); Glynn Buckley Investments, LP (27,700 shares); Glynn Ventures III, a California Limited Partnership (89,166 shares); and McMorgan Fund II (51,400 shares). The foregoing entities share voting and dispositive power with respect to such shares with one or more of the following affiliated entities, which may be deemed to own beneficially such shares: Crown Capital Management; Crown-Glynn Advisors, Ltd.; Glynn Capital Management; and Crown Advisors Ltd (collectively, the "Investment Advisors"); and with one or more of the following individuals, who are affiliated with one or more of the Investment Advisors: David F. Bellet; John W. Glynn, Jr.; Chester A. Siuda; Jeffrey S. Hamren; Daryl Messinger; Margaret S. McNamara; and Steven Rosston. Also includes 20,000 shares directly owned by Mr. Bellet and 30,000 shares directly owned by Mr. Glynn. Messrs. Bellet and Glynn have sole voting and dispositive power with respect to the shares directly owned by them.

 (6) Includes shares owned by Mayfield VII, a California Limited Partnership ("Mayfield VII") (973,301 shares); and Mayfield Associates Fund II, a California Limited Partnership ("Mayfield Associates") (32,475 shares). The general partner of Mayfield VII is Mayfield VII Management Partners, a California Limited Partnership, which has shared voting and dispositive power over the shares held by Mayfield VII and Mayfield Associates. Messrs.
     F. Gibson Myers, Jr., A. Grant Heidrich III, Michael J. Levinthal, William
     D. Unger, Wendell G. Van Auken III, Kevin A. Fong and Yogen K. Dalal are affiliated with Mayfield VII and Mayfield Associates and share voting and dispositive power over the shares held by those entities.

 (7) The general partner of AT&T Venture Company, L.P. is Mr. Neal Douglas.

 (8) Includes 25,277 shares subject to stock options exercisable within 60 days of the Record Date and 2,017,464 shares owned by entities associated with Sierra Ventures, of which Mr. Drazan is a general partner. Mr. Drazan disclaims beneficial ownership of all such shares held by those entities, except to the extent of his pecuniary interest therein arising from general partnership interests therein.

 (9) Includes 1,318,509 shares owned by entities associated with Kleiner, Perkins, Caufield & Byers, of which Mr. Compton is a general partner, and 5,277 shares subject to stock options exercisable within 60 days of the Record Date. Mr. Compton disclaims beneficial ownership of all such shares held by those entities, except to the extent of his pecuniary interest therein arising from general partnership interests therein.

(10) Includes 52,340 shares subject to stock options exercisable within 60 days of the Record Date.

(11) Includes 90,439 shares subject to stock options exercisable within 60 days of the Record Date.

(12) Includes 59,114 shares subject to stock options exercisable within 60 days of the Record Date.

(13) Includes 42,395 shares subject to stock options exercisable within 60 days of the Record Date.

(14) Includes 3,000 shares owned by Mr. Harris, 20,000 shares owned by Mr. Harris' four children, and 5,277 shares subject to stock options exercisable within 60 days of the Record Date.

(15) Includes 16,705 shares subject to stock options exercisable within 60 days of the Record Date.

(16) Consists of 10,000 shares subject to stock options exercisable within 60 days of the Record Date.

(17) Includes an aggregate of 306,824 shares subject to stock options exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY OF OFFICER COMPENSATION

The following table summarizes the total compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in fiscal 1996 as well as the total compensation paid to each such individual for the Company's two previous fiscal years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                  LONG-TERM COMPENSATION
                                                                          AWARDS
                                                                 -------------------------
                                          ANNUAL COMPENSATION                   SECURITIES
                                          --------------------    RESTRICTED    UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   STOCK AWARDS    OPTIONS     COMPENSATION($)
---------------------------------  -----  ---------   --------   ------------   ----------   ---------------
Henry W. Donaldson
  President and Chief Executive
  Officer........................   1996   193,750     50,000           --             --           672(3)
                                    1995   175,000     35,000           --        162,500           720(3)
                                    1994   156,250     35,000       $5,000             --           435(3)
Ken K. Cheng
  Senior Vice President and Chief
  Operating Officer..............   1996   164,688     48,500           --        150,000           199(4)
                                    1995   111,333     17,500           --         70,000           138(4)
                                    1994   102,900     10,000           --         30,000           806(4)
Jon E. Reese
  Vice President, Sales..........   1996   100,000         --           --             --        38,688(5)
                                    1995   100,000     12,000           --        125,000        24,288(5)
                                    1994        --         --           --             --        37,425(6)
Gregory G. Schott
  Vice President, Operations.....   1996   112,498     18,750           --         80,000            50(7)
                                    1995    90,000         --           --         60,000            43(7)
                                    1994    42,980         --           --         30,000            43(7)
Thomas P. Shanahan
  Vice President, Finance and
  Chief Financial Officer........   1996   140,000     33,250           --         50,000           442(8)
                                    1995   126,000     14,000           --         67,500           264(8)
                                    1994    21,000         --           --         70,000            44(8)

---------------

(1) All figures are rounded down to the nearest whole dollar.

(2) Mr. Donaldson holds 487,500 shares of the Company's Common Stock purchased through restricted stock agreements with an aggregate value on December 31, 1996 of $3,907,812 (net of consideration for the shares paid by Mr. Donaldson) based on the closing price of $8.375 for the Company's Common Stock reported on the Nasdaq National Market on that date.

(3) Includes taxable benefits to Mr. Donaldson for premiums for a group term life insurance policy payable to beneficiaries designated by Mr. Donaldson.

(4) Includes taxable benefits to Mr. Cheng for premiums for a group term life insurance policy payable to beneficiaries designated by Mr. Cheng and Common Stock in lieu of compensation.

(5) Includes commission and taxable benefits to Mr. Reese for premiums for a group term life insurance policy payable to beneficiaries designated by Mr. Reese.

(6) Mr. Reese was a consultant to the Company from August 1994 through December 1994.

(7) Includes taxable benefits to Mr. Schott for premiums for a group term life insurance policy payable to beneficiaries designated by Mr. Schott.

(8) Includes taxable benefits to Mr. Shanahan for premiums for a group term life insurance policy payable to beneficiaries designated by Mr. Shanahan.

OPTIONS GRANTED DURING FISCAL 1996

     The following table summarizes the grants of options to purchase the Company's Common Stock made to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------        POTENTIAL
                                         % OF TOTAL                               REALIZABLE VALUE AT
                          NUMBER OF       OPTIONS                                    ASSUMED PRICE
                           SHARES        GRANTED TO                                  APPRECIATION
                         UNDERLYING     EMPLOYEES IN                              FOR OPTION TERM(3)
                           OPTIONS         FISCAL       EXERCISE     EXPIRATION   -------------------
         NAME           GRANTED(1)(#)     YEAR(2)      PRICE($/SH)      DATE       5%($)      10%($)
----------------------  -------------   ------------   -----------   ----------   --------   --------
Henry W. Donaldson....          --            --              --            --          --         --
Ken K. Cheng..........     100,000           9.0           8.625       4/23/03     351,124    818,269
                            50,000           6.0            9.00       7/18/03     183,195    426,923
Jon E. Reese..........          --            --              --            --          --         --
Gregory G. Schott.....      65,000           7.8            9.00       7/18/03     238,154    555,000
                            15,000           1.8          10.125       10/9/23      61,828    144,086
Thomas P. Shanahan....      50,000           6.0          10.125       10/9/03     206,095    480,288

---------------

(1) The options shown in this table were granted at fair market value under the Company's 1992 Stock Option Plan (the "1992 Plan"). These options have a term of 7 years, subject to earlier termination in certain events related to termination of employment and amendment or termination of the 1992 Plan. Each of these options was granted at an exercise price to be no less than the fair market value of the underlying stock on the date of the grant, as determined by the Board of Directors. In the event of a merger of the Company with or into another corporation, where vested options have not been assumed or substituted by such successor corporation, such options will be exercisable for a period of 15 days from the date of notice, and will terminate upon the expiration of such period. Upon a change in control (as defined below), the unvested options shall be subject to accelerated vesting to the extent of 50% of such unvested options. For purposes of this provision, a change in control is defined as (i) a merger or acquisition of the Company resulting in a 50% or greater change in the total voting power of the Company immediately following such transaction or (ii) certain changes in the majority composition of the Board of Directors during a 24-month period, which changes are not initiated by the Board of Directors.

(2) Based on options granted for an aggregate of 832,500 shares during the year ended December 31, 1996.

(3) Potential gains and net of exercise price, but before taxes associated with exercise. The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the persons named in this table.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock and the fiscal year-end value of unexercised options held by the persons named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES UNDERLYING
                                                                                            VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                 SHARES                        FISCAL YEAR-END(#)           FISCAL-YEAR END($)(1)
                              ACQUIRED ON       VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  ------------   -----------   -----------   -------------   -----------   -------------
Henry W. Donaldson..........         --              --       29,164        133,336          98,429        725,009
Ken K. Cheng................     25,000         201,250       70,344        204,656         314,287        511,588
Jon E. Reese................         --              --       50,520         74,480         344,670        462,205
Gregory G. Schott...........     23,124         199,921        5,626        111,250          24,617        198,906
Thomas P. Shanahan..........     22,000         174,025       38,457        126,043         270,960        523,377

---------------

(1) Amounts reflecting gains on outstanding stock options are based on the closing price of the Company's Common Stock on December 31, 1996 of $8.375.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the "Commission") and with the National Association of Securities Dealers. Such officers, directors and shareholders are also required by Commission rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that, during the period from January 1, 1996 to December 31, 1996, its executive officers, directors and ten percent shareholders filed all required Section 16(a) reports on a timely basis, except that seven partners of Kleiner Perkins Caufield and Byers each filed one late Form 3 filing; Mr. Drazan, Mr. Matthews and Mr. Shanahan each filed one late Form 4 filing; and Mr. Compton, Mr. Drazan, Mr. Harris and Mr. Matthews each filed one late Form 5 filing.

CHANGES TO BENEFIT PLANS

     The Company has proposed an amendment to increase the share reserve under the 1992 Stock Option Plan (the "Option Plan") and to cause the Option Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Grants under the Option Plan are made at the discretion of the Board of Directors and the Compensation Committee, and therefore future grants under the Option Plan are not determinable. Accordingly, the following table sets forth grants of stock options received under the Option Plan during the fiscal year ended December 31, 1996 by (1) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1996; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group.

     The Company has also proposed an amendment to increase the number of shares reserved for issuance under the 1995 Director Option Plan (the "Director Plan"). The following table sets forth the options that will be granted under the Director Plan, as amended, to the current directors who are not employees of the Company as a group during the fiscal year ended December 31, 1997.

                               NEW PLAN BENEFITS

                                              1992 STOCK OPTION PLAN         1995 DIRECTOR OPTION PLAN(2)
                                           ----------------------------   -----------------------------------
                                            EXERCISE PRICE     NUMBER      EXERCISE PRICE        NUMBER OF
            NAME AND POSITION              ($ PER SHARE)(1)   OF SHARES     ($ PER SHARE)     OPTIONS GRANTED
-----------------------------------------  ----------------   ---------   -----------------   ---------------
Henry W. Donaldson.......................           --              --              --                 --
  President and Chief Executive Officer
Ken K. Cheng.............................        8.750         150,000              --                 --
  Senior Vice President and Chief
  Operating Officer
Jon E. Reese.............................           --              --              --                 --
  Vice President, Sales
Gregory G. Schott........................        9.000          65,000              --                 --
  Vice President, Operations
Thomas P. Shanahan.......................       10.125          50,000              --                 --
  Vice President, Finance and Chief
  Financial Officer
Executive Officer Group..................        9.430         200,000              --                 --
  (3 Persons)
Non-Executive Officer Director Group.....           --              --              --(3)          10,000(4)
  (4 persons)
Non-Executive Officer Employee Group.....        9.090          44,000              --                 --

---------------

(1) Exercise prices for these 1992 Stock Option Plan grants are shown on a weighted-average basis.

(2) Only non-employee directors of the Company are eligible to participate in the 1995 Director Option Plan.

(3) Future exercise prices of options granted under the 1995 Director Option Plan are unknown, as they are based on the fair market value of the Company's Common Stock on the date of grant.

(4) To be granted in fiscal 1997. Assumes that Messrs. Compton, Drazan, Harris and Matthews continue to serve on the Board of Directors as non-employee directors until the dates of their respective grants.

                               PERFORMANCE GRAPH

     Set forth below are line graphs comparing the cumulative total return to shareholders of the Company's Common Stock at December 31, 1996 since February 6, 1996, the date of the Company's initial public offering, to the cumulative total return over such period of the Nasdaq Non-Financial Stocks and Nasdaq Computer and Data Processing Services Stocks Indexes.

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM FEBRUARY 5, 1996, THROUGH DECEMBER
                                  31, 1996(1)
  DIGITAL GENERATION SYSTEMS, INC., THE NASDAQ NON-FINANCIAL STOCKS INDEX AND
          THE NASDAQ COMPUTER & DATA PROCESSING SERVICES STOCKS INDEX

                                                    NASDAQ
                                                  COMPUTER &
                                                     DATA
                                  NASDAQ NON-     PROCESSING        DIGITAL
      MEASUREMENT PERIOD           FINANCIAL       SERVICES       GENERATION
    (FISCAL YEAR COVERED)           STOCKS          STOCKS       SYSTEMS, INC.
2/6/96                                     100             100             100
12/31/96                                   121             125              76

---------------

(1) The Company's initial public offering commenced on February 6, 1996. For purposes of this presentation, the Company has assumed that the initial public offering price of $11.00 per share would have been the closing sales price on February 5, 1996, the day prior to the commencement of trading. Assumes that $100 was invested in the Company's Common Stock on February 6, 1996, at the Company's initial public offering price per share of $11.00 and in each index, and that all dividends were reinvested. The Company has never paid dividends on its Common Stock and has no present plans to do so. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                          PROPOSAL TWO -- AMENDMENT OF
                             1992 STOCK OPTION PLAN

     The Company's 1992 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in October 1992 and approved by the shareholders in May 1993. A total of 1,750,000 shares of Common Stock has been reserved for issuance under the Option Plan. At the Record Date, options to purchase an aggregate of 1,217,180 shares having an average exercise price of $3.912 per share and expiring from January 20, 2000 to October 9, 2003, were outstanding and 210,427 shares remained available for future grant under the Option Plan.

     In January 1997, the Board of Directors unanimously adopted, subject to shareholder approval, amendments to the Option Plan to (i) reserve an additional 700,000 shares for issuance under the Option Plan and (ii) impose a limitation on grants to any optionee in any fiscal year so that the aggregate grants in any one year to any optionee may not exceed 250,000 shares per fiscal year, provided, however, that new hires may receive additional option grants for no more than 500,000 shares in the year they are hired. At the Annual Meeting, the shareholders are being asked to approve these amendments to the Option Plan, which are discussed below.

          Increase in Shares Reserved Under the Option Plan. The increase in the number of shares under the Option Plan is necessary in order to provide incentive to eligible employees and independent contractors and to align their interests directly with those of the shareholders. The Company also believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees and independent contractors.

          Limit Option Grants Under the Option Plan. The proposed amendment would limit the number of shares subject to options granted to any optionee under the Option Plan in any fiscal year of the Company to 250,000 in the aggregate, provided that the Company could make an additional one-time grant to a new hire of up to 500,000 shares. This limit would adjust proportionately in connection with any stock splits, reverse stock splits and the like. Under Section 162(m) of the Internal Revenue Code (the "Code"), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated employees of a publicly-held corporation is limited to no more than $1,000,000 per year per individual. Compensation expense attributable to stock options would be subject to these limitations unless, among other things, the option plan under which the options are granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of the executive officers of a nonstatutory option or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

     Prior to the proposed amendment, the Option Plan did not contain any limit on the number of options that could be granted to an optionee in a fiscal year. The purpose of the proposed amendment to place a limit on the number of shares which may be subject to options granted under the Option Plan to an optionee in any fiscal year, which is intended to comply with Section 162(m) of the Code, is to preserve the Company's ability to deduct in full any compensation expense related to stock options granted under the Option Plan.

     The essential features of the Option Plan are outlined below:

PURPOSE

     The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees and consultants of the Company and promote the success of the Company's business.

ADMINISTRATION

     The Compensation Committee of the Board of Directors administers the Option Plan. The Compensation Committee is constituted in a manner intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 pertaining to the disinterested administration of employee benefit plans. If the Option Plan satisfies the disinterested administration and other requirements of Rule 16b-3, discretionary grants of options under the Option Plan to persons subject to liability under Section 16(b) will be exempt from such liability to the extent provided by Rule 16b-3. Members of the Compensation Committee of the Board of Directors receive no additional compensation for their services in connection with the administration of the Option Plan.

ELIGIBILITY

     The Option Plan provides for grants to employees, including officer and employee directors, of "incentive stock options" within the meaning of Section 422 of the Code and for grants of nonstatutory stock options to employees (including officers and employee directors) and consultants. The Compensation Committee of the Board of Directors as the plan administrator has complete discretion to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof and the form of consideration payable upon exercise. There is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which become exercisable for the first time in any one calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below, but specific terms may vary:

          (a) Exercise of the Option. The Compensation Committee of the Board of Directors determines when options granted under the Option Plan may be exercised. The current form of the option agreement generally used under the Option Plan provides that options will be exercisable cumulatively to the extent of 25% of the option shares on the first anniversary of the vesting commencement date of the option and 1/36th of the remaining option shares at the end of each month thereafter. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The Option Plan specifies that the permissible form of payment for shares issued upon exercise of an option shall be set forth in the option agreement and may consist of cash, check, promissory note, exchange of shares of the Common Stock held for more than six months, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Option Plan, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing methods of payment or such other consideration and method of payment for the issuances of the shares to the extent permitted by applicable laws. The current form of option agreement only permits payment by cash, check or surrender of other shares of the Common Stock.

          (b) Option Price. The option price of the options granted under the Option Plan is determined by the Compensation Committee of the Board of Directors in accordance with the Option Plan, but the option price of incentive stock options and nonstatutory stock options may not be less than 100% and 85%, respectively, of the fair market value of the Company's Common Stock. The exercise price of all nonstatutory stock options granted under the Option Plan shall be determined by the Board of Directors. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock (a "10% Shareholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the date of grant.

          (c) Termination of Employment. Options granted under the Option Plan must be exercised within one month (or such other period of time, not exceeding three months in the case of an incentive stock option or six months in the case of a nonstatutory stock option, as is determined by the Board of Directors) of the end of the optionee's status as an employee or consultant of the Company, but in no event later than the expiration of the option term.

          (d) Death or Disability. Options granted under the Option Plan must be exercised within six months (or such other period of time, not exceeding twelve months, as is determined by the Board of Directors) after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

          (e) Termination of Options. The maximum term of an option granted under the Option Plan may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a 10% Shareholder). Under the current form of option agreement, each option has a term of 7 years from the date of grant. No option may be exercised by any person after such expiration.

          (f) Nontransferability of Options. Options granted under the Option Plan are not generally transferable by the optionee except by will or by the laws of descent or distribution and are exercisable during the lifetime of the optionee only by such optionee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option.

MERGER OR SALE OF ALL ASSETS

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option under the Option Plan shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the option is not assumed or substituted, the optionee shall have the right to exercise the option to the extent the optionee was otherwise entitled to exercise the option, for a period of 15 days after receiving notice of such merger or sale, and the option will terminate upon the expiration of such period.

CHANGE IN CONTROL

     Upon a change in control (as defined below), the unvested options granted to each of the Company's executive officers shall be subject to accelerated vesting to the extent of 50% of such unvested options. For purposes of this provision, a change in control is defined as (i) a merger or acquisition of the Company resulting in a 50% or greater change in the total voting power of the Company immediately following such transaction or (ii) certain changes in the majority composition of the Board of Directors during a 24-month period, which changes are not initiated by the Board of Directors.

AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, amend or terminate the Option Plan as it deems appropriate, provided that the Company shall obtain shareholder approval of the following amendments to the Option Plan: (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the plan, or (ii) any change in the designation of the class of persons eligible to be granted Options. In addition, the Company shall obtain shareholder approval of any amendment to the Option Plan in such a manner and to the extent necessary to comply with applicable law or regulation. In any event, the Option Plan will terminate automatically in October 2002.

FEDERAL INCOME TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendments to the Option Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENTS TO THE OPTION PLAN (I) TO INCREASE BY 700,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER, AND (II) TO LIMIT THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO PARTICIPANTS THEREUNDER IN ANY FISCAL YEAR.

                   PROPOSAL THREE -- APPROVAL OF AMENDMENT TO
                           1995 DIRECTOR OPTION PLAN

     The Company's 1995 Director Option Plan (the "Director Plan") was adopted and approved by the Board of Directors and the shareholders, respectively, in September 1995. The Board of Directors initially reserved 75,000 shares of the Company's Common Stock for issuance to non-employee directors ("Outside Directors") upon the exercise of the options issuable pursuant to the Director Plan (the "Director Options"). At the Record Date, Director Options to purchase an aggregate of 50,000 shares, having an average exercise price of $3.38 per share and expiring from September 13, 2001 to September 13, 2006 were outstanding and 25,000 shares remained available for future grant of Director Options under the Director Plan.

     In January 1997, the Board of Directors approved, subject to shareholder approval, an amendment to the Director Plan to reserve an additional 25,000 shares for issuance under the Option Plan. This amendment is necessary because the availability of an adequate number of shares reserved for issuance under the Director Plan and the ability to grant stock options are important factors in attracting and retaining qualified Outside Directors essential to the success of the Company. At the Annual Meeting, the shareholders are being asked to approve this amendment to the Director Plan.

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

     The essential features of the Director Plan are outlined below:

PURPOSE

     The purposes of the Director Plan are to attract and retain the best available individuals for service as directors of the Company, provide additional incentive to the Outside Directors and encourage their continued service on the Board of Directors.

ADMINISTRATION

     The Director Plan provides for administration by the Board of Directors, who receive no additional compensation in connection with such service. Members of the Board of Directors who are eligible for Director Options may vote on matters affecting the administration of the Director Plan. The interpretation and construction of any provision of the Director Plan shall be within the sole discretion of the Board of Directors, whose determination shall be final and conclusive.

ELIGIBILITY AND PARTICIPATION

     The Director Plan provides that Director Options may be granted only to Outside Directors as reflected in the terms of the Director Plan and written option agreements. All grants are automatic and are not subject to the discretion of any person, except that an Outside Director may decline to accept Director Options. As of the Record Date, 4 Outside Directors were eligible to participate in the Director Plan.

AUTOMATIC GRANT OF DIRECTOR OPTIONS

     The Director Plan provides that each non-employee director shall be automatically granted an option to purchase 10,000 shares of Common Stock (the "First Option") on the date on which the later of the following events occurs:
(i) the effective date of the Director Plan or (ii) the date on which such person first becomes a non-employee director on or after the date of this offering, provided, however, that the First Option shall not be granted if immediately prior to becoming a non-employee director, such person was a director of the Company.

     In addition, each non-employee director who has been granted a First Option shall thereafter be automatically granted an option to purchase 2,500 shares (a "Subsequent Option") on the anniversary date of the First Option. The Subsequent Option shall be exercisable only while the non-employee director remains a director of the Company. Each First Option and each Subsequent Option shall have a term of ten years. The shares subject to the First Option shall vest as to 1/36th of the shares on the first of each month after the date of grant, provided that the optionee continues to serve as a director on such dates. The Subsequent Option shares vest as to 1/12th of the shares on the first of each month following the second anniversary of its date of grant, provided that the optionee continues to serve as a director on such dates. The exercise prices of the First Option and each Subsequent Option shall be 100% of the fair market value per share of the Common Stock on the date of the grant of the option.

TERMS OF DIRECTOR OPTIONS

     Each Director Option is evidenced by a written stock option agreement between the Company and the Outside Director and is subject to the terms and conditions listed below:

          (a) Exercise of Director Options. The Director Options become exercisable as described above under "Automatic Grant of Director Options." A Director Option is exercised by giving written notice of exercise to the Company and tendering full payment of the purchase price to the Company. Payment for shares issued upon exercise of a Director Option may be by cash, check, surrender of other shares of the Company's Common Stock or any combination thereof.

          (b) Option Price. The exercise price of Director Options granted under the Director Plan is the fair market value of the Company's Common Stock on the date of grant as determined by the Board of Directors in accordance with the Director Plan. The Director Plan provides that because the Company's

     Common Stock is currently traded on the Nasdaq National Market System, the fair market value per share shall be the closing sales price (or the closing bid, if no sales were reported) on such system on the date of grant of the Director Option.

          (c) Termination of Service as a Director. To the extent exercisable at the time of termination, options granted under the Director Plan must be exercised within three months of the end of the optionee's tenure as a director of the company, but in no event later than the expiration of the option term. No option granted under the Director Plan is transferable by the optionee except by will or by the laws of descent or distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

          (d) Death or Disability. Options granted under the Director Plan must be exercised within 12 months after such optionee's termination as a director by death or disability, but in no event later than the expiration of the option term.

          (e) Termination of Options. Options granted under the Director Plan have a term of 10 years from the date of grant.

          (f) Nontransferability of Director Options. A Director Option is nontransferable by the Outside Director, other than by will or by the laws of descent and distribution, and is exercisable during the Outside Director's lifetime only by the Outside Director or, in the event of death, by a person who acquires the rights to exercise the Director Option by bequest or inheritance by reason of death of the Outside Director.

SECTION 16(B)

     The administration and other terms of the Director Plan have been structured so that options granted to the non-employee directors who administer the Company's stock plans shall qualify as transactions exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 promulgated thereunder.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; DISSOLUTION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding Director Options will automatically terminate.

MERGER OR SALE OF ALL ASSETS

     In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options under the Director Plan may be assumed or equivalent options may be substituted by the successor corporation or parent or subsidiary thereof. If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable as provided in the Director Plan for so long as the optionee serves as a director or a director of the successor corporation. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option shall become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable for a period of 30 days from the date the optionee is notified by the Board of Directors of the acceleration of the option.

AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, amend or terminate the Director Plan, but no amendment or termination shall be made which would impair the rights of any participant under any grant theretofore made, without his or her consent. In addition, the Company shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to the extent necessary to comply with applicable law or regulation.

FEDERAL INCOME TAX INFORMATION

     Director Options granted under the Director Plan are deemed nonstatutory options under the Code. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon exercise of a Director Option, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. Because all optionees are Directors, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the date of exercise. In such circumstances, and absent the filing of such an election, such deferred income will be recognized when the sale of the shares at a profit will no longer subject the optionee to a suit under Section 16(b) of the Exchange Act.

     Upon a resale of such shares by the optionee, assuming such shares constitute capital assets in the hands of the optionee, any difference between the sales price and the option price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the amount and at the time that the Outside Director recognizes ordinary income with respect to shares acquired upon exercise of a Director Option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any state, municipality or foreign country in which the optionee may reside.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment to the Director Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE DIRECTOR PLAN TO RESERVE AN ADDITIONAL 25,000 SHARES FOR ISSUANCE UNDER THE DIRECTOR PLAN.

                PROPOSAL FOUR -- RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 1997. Arthur Andersen LLP has audited the Company's consolidated financial statements since 1991. The Company expects that a representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions. In the event that shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative votes of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          For the Board of Directors
                                          DIGITAL GENERATION SYSTEMS, INC.

                                          /s/ JOHN B. GOODRICH
                                          John B. Goodrich
                                          Secretary

Dated: March 18, 1997

                        DIGITAL GENERATION SYSTEMS, INC.

                  PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of DIGITAL GENERATION SYSTEMS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 1997, and hereby appoints Henry W. Donaldson and Thomas P. Shanahan and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of DIGITAL GENERATION SYSTEMS, INC., to be held on Friday, April 11, 1997 at 8:30 a.m., local time, at 219 East 44th Street, New York, New York 10017, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.       Election of directors:

          __ FOR   all nominees listed   __ WITHHOLD AUTHORITY        __ ABSTAIN
                   below (except as         to vote for all nominees
                   indicated)               listed below


          INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

          Henry W. Donaldson,     Kevin R. Compton,     Jeffery M. Drazan,

                   Richard H. Harris,     Leonard S. Matthews

2. Proposal to amend the Company's 1992 Stock Option Plan (i) to increase by 700,000 the number of shares of the Company's Common Stock reserved for issuance thereunder, and (ii) to limit the number of options that may be granted to participants thereunder in any fiscal year.

                   _____ FOR          _____AGAINST         _____ ABSTAIN

3. To consider and vote upon a proposal to amend the Company's 1995 Director Option Plan to increase by 25,000 the number of shares of the Company's Common Stock reserved for issuance thereunder.

                   _____ FOR          _____AGAINST         _____ ABSTAIN

4. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1997.

                   _____ FOR          _____AGAINST         _____ ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR.

     Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournments or postponements thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


            Signature :__________________      Dated :___________________


            Signature :__________________      Dated :___________________

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)